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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-84411, 333-39904, 333-59282, 333-71470, 333-91794) of Liberate Technologies of our report dated June 24, 2002, except as to Note 17, which is as of August 5, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

                      /s/  PRICEWATERHOUSECOOPERS LLP

San Francisco, California
August 7, 2002

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  EXHIBIT 23.1